Exhibit 99.1

NEWS RELEASE

Coeur Achieves Record Production, Sales

and Operating Cash Flow in 2011

COEUR D’ALENE, Idaho—February 23, 2012—Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM) realized all-time record full-year production, metal sales and operating cash flow1 in 2011.

2011 Highlights:

•	Net metal sales nearly doubled compared to 2010 to a record $1.0 billion.

•	Operating cash flow[1] increased 147% compared to 2010 to a record $454.4 million.

•	Adjusted earnings[1] reached a record $232.5 million, or $2.60 per share, nearly a five-fold increase compared to 2010 adjusted earnings of $41.5 million, or $0.48 per share.

•	Net income totaled a record $93.5 million, or $1.05 per share, compared to a net loss of ($91.3) million, or ($1.05) per share in 2010.

•	Average realized silver and gold prices were $35.15 per ounce and $1,588 per ounce, 67% and 26% respectively, higher than 2010.

•	Record silver production topped 19.1 million ounces, a 14% increase over 2010, at cash operating costs of $6.31 per ounce[1], a 3% decrease from 2010.

•	Record gold production reached 220,382 ounces in 2011, a 40% increase over 2010. Kensington’s cash operating costs were $1,088 per gold ounce, a 10% increase from 2010.

•	Proven and probable silver reserves totaled 216.3 million ounces at year-end, while proven and probable gold reserves totaled 2.3 million ounces.

•	Working capital was $212.8 million at year-end compared to negative working capital at year-end 2010.

•	Cash and equivalents increased to $175.0 million at December 31, 2011, up 165% from year-end 2010.

Fourth Quarter Highlights:

•	Silver production of 5.3 million ounces.

•	Cash operating costs[1] of $6.19 per silver ounce.

•	Gold production of 49,544 ounces.

•	Metal sales totaled $246.9 million.

•	Adjusted earnings[1] were $43.2 million, or $0.48 per share.

•	Operating cash flow[1] totaled $97.5 million.

2012 Outlook:

•	Estimated silver production of 18.5 million—20.0 million ounces and gold production of 210,000—230,000 ounces.

•	Estimated cash operating costs[1] of $6.50 to $7.50 per ounce of silver (assuming $1,500 per ounce gold for the by-product credit).

•	Estimated $40.0 million exploration program, a 53% increase compared to 2011 levels, targeting resource-to-reserve conversions, and reserve and resource expansions by year-end 2012.

Mitchell J. Krebs, Coeur’s President and Chief Executive Officer, said, “Our successful year was driven by record production levels at our two largest operations, Palmarejo and San Bartolomé, supported by higher silver and gold prices.”

He continued, “2011 was a transformational year for the Company. It marked the first full year that all three of our newer mines were in production together. The resulting cash flow was put to good use. We aggressively paid down nearly $50 million of debt, invested $120 million in capital expenditures intended to benefit shareholders over the long-term, invested $25 million in five silver exploration and development companies, and funded a robust $26 million exploration program. We also transformed the Company’s management team at all levels, which better positions us to achieve our objectives of operating more efficiently and consistently, growing the business in value-creating ways, containing operating and non-operating costs, and re-dedicating ourselves to the highest level of worker safety, environmental stewardship, and effective community relationships where we operate.”

Looking to 2012, Mr. Krebs added, “We expect 2012 to be a year of important decisions and catalysts for the Company. We are focused on resuming full production at Kensington in Alaska in the second half of the year and operating more efficiently and effectively. Our increased exploration program is expected to generate new targets and ounces around our existing operations, particularly at Palmarejo. At Rochester in Nevada, where we invested $27 million last year to construct a new leach pad, mining is now underway and forecasted to add seven more years of mine life. At the Joaquin project in southern Argentina, we expect to provide an updated resource estimate by mid-2012 and continue to advance work on a feasibility study. We are passionate about materially reducing non-operating costs during 2012 and containing operating costs at our mines. We also expect to continue to develop and bolster our team. Solid execution of our objectives depends on attracting and retaining highly motivated and highly skilled professionals, something on which we are keenly focused.”

Table 1: Financial Highlights:

US$ in millions (except price of silver and gold)	4Q 2011	4Q 2010	FY 2011	FY2010
Sales of Metal	$246.9	$207.6	$1,021.2	$515.5
Production Costs	$109.1	$87.6	$420.0	$257.6
EBITDA (1)	$119.7	$109.5	$531.3	$216.5
Adjusted Earnings (1)	$43.2	$53.2	$232.5	$41.5
Adjusted Earnings Per Share	$0.48	$0.60	$2.60	$0.48
Net Income/(Loss)	$11.4	$(5.1)	$93.5	$(91.3)
EPS	$0.13	$(0.06)	$1.05	$(1.05)
Operating Cash Flow (1)	$97.5	$99.4	$454.4	$183.9
Capital Expenditures	$40.2	$26.6	$120.0	$156.0
Cash and Equivalents	$175.0	$66.1	$175.0	$66.1
Total Debt	$121.5	$171.1	$121.5	$171.1
Shares Issued & Outstanding	89.7	89.3	89.7	89.3
Avg. Realized Price—Silver	$30.87	$26.83	$35.15	$20.99
Avg. Realized Price—Gold	$1,674	$1,357	$1,558	$1,237

Table reflects continuing operations

Sales of metal increased by $505.7 million, or 98.1%, to $1.0 billion from 2010 to 2011, due to higher silver production from Palmarejo and San Bartolomé, the first full year of gold production from the Kensington mine, and substantially higher silver and gold prices.

Sales of silver contributed 65% of the Company’s total metal sales, with gold sales contributing the remainder. In 2011, the Company sold 19.1 million ounces of silver and 238,551 ounces of gold, compared to 17.2 million ounces of silver and 130,142 ounces of gold in 2010. During the fourth quarter of 2011, sales were 5.1 million ounces of silver and 55,308 ounces of gold.

Coeur reports a non-U.S. GAAP metric of adjusted earnings1 as a measure of operating income, which excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. Full year and fourth quarter adjusted earnings1 were $232.5 million, or $2.60 per share, and $43.2 million, or $0.48 per share, respectively, compared with adjusted earnings1 of $41.5 million, or $0.48 per share, and $53.2 million or $0.60 per share, for 2010 and the fourth quarter of 2010, respectively.

In 2011, the Company realized net income of $93.5 million, or $1.05 per share, including net income of $11.4 million, or $0.13 per share, for the fourth quarter of 2011. The earnings reflected an income tax provision of $114.3 million compared to an income tax benefit of $9.5 million in 2010. In addition, earnings were impacted by fair value adjustments that decreased net income by $52.1 million for the year ended December 31, 2011 and increased income by $19.0 million in the fourth quarter of 2011. These fair value adjustments are driven primarily by the change in gold prices which increases or decreases the estimated future liability related to a gold royalty obligation at Palmarejo and a small gold collar option position related to a term credit facility secured by the Company’s Alaskan subsidiary. Net income for 2011 was also affected by a $5.5 million non-cash loss from early retirement of Senior Term Notes.

During 2010, the Company reported a net loss of ($91.3 million) or ($1.05) per share, which included fair value adjustments of $117.1 million and a $20.3 million loss from debt extinguishments. In the fourth quarter of 2010, the net loss was ($5.1 million) or ($0.06) per share.

Coeur generated operating cash flow1 of $454.4 million during 2011, including $97.5 million in the fourth quarter. This is compared with operating cash flow of $183.9 million and $99.4 million in 2010 and the fourth quarter of 2010, respectively.

Capital expenditures totaled $120.0 million in 2011, a 23% reduction from 2010. Most of the capital expenditures were at Palmarejo for activities at the tailings facility, at Kensington for the construction of the underground paste backfill plant and for underground development, and at Rochester for construction of the new leach pad. Capital expenditures in 2012 are expected to total approximately $90.0 million-$120.0 million, with approximately $20.0 million of this total representing capital that was budgeted to be spent in 2011.

Cash and cash equivalents totaled $175.0 million at December 31, 2011, an increase of approximately 165% from 2010. Total shares outstanding remained flat at 89.7 million at year-end 2011 compared to the year-end 2010.

Table 2: Operational Highlights—Production

(ounces; silver in thousands)	4Q 2011		4Q 2010		Twelve Months Ended December 31, 2011		Twelve Months Ended December 31, 2010
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	2,690	34,108	2,010	30,089	9,042	125,071	5,888	102,440
San Bartolomé	1,997	—	2,011	—	7,501	—	6,709	—
Rochester	373	1,993	549	2,400	1,392	6,276	2,023	9,641
Martha	130	144	150	163	530	615	1,576	1,838
Endeavor	112	—	120	—	613	—	566	—
Kensington	—	13,299	—	27,988	—	88,420	—	43,143

Total	5,303	49,544	4,840	60,640	19,078	220,382	16,762	157,062

Table reflects continuing operations. Additional operating statistics are in the tables in the appendix.

Table 3: Operational Highlights—Cash Operating Costs 1

($/ounce)	4Q 2011		4Q 2010		Twelve Months Ended December 31, 2011		Twelve Months Ended December 31, 2010
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	(2.13)	—	2.67	—	(0.97)	—	4.10	—
San Bartolomé	9.18	—	7.60	—	9.10	—	7.87	—
Rochester	37.99	—	2.94	—	22.97	—	2.93	—
Martha	33.75	—	33.39	—	32.79	—	13.16	—
Endeavor	14.74	—	16.03	—	18.87	—	10.15	—
Kensington	—	1,807	—	875	—	1,088	—	989

Total	6.19	1,807	6.06	875	6.31	1,088	6.53	989

Table reflects continuing operations. Additional operating statistics are in the tables in the appendix.

Palmarejo, Mexico—Flag Ship Mine Generates Strong Cash Flow

•

Palmarejo produced 9.0 million ounces of silver and 125,071 ounces of gold at cash operating costs of ($0.97) per silver ounce in 2011. In 2010, Palmarejo produced 5.9 million ounces of silver and 102,440 ounces of gold at cash operating costs of $4.10 per silver ounce.

•

This increased production resulted from significantly higher silver and gold grades and higher silver recovery rates compared to 2010. Cash operating costs per silver ounce were lower than 2010 due mostly to the gold by-product credit.

•

Palmarejo is the Company’s largest contributor of sales and operating cash flow[1], reaching $454.4 million and $298.8 million, respectively, in 2011. Capital expenditures were $37.0 million. In 2010, sales at Palmarejo totaled $230.0 million, operating cash flow[1] was $86.6 million and capital expenditures totaled $54.2 million.

San Bartolomé, Bolivia—Consistent in 2011

•

San Bartolomé produced 7.5 million ounces of silver at cash operating costs[1] of $9.10 per silver ounce in 2011, compared to production of 6.7 million ounces of silver at cash operating costs[1] of $7.87 per silver ounce in 2010. This increased production was driven by higher mill throughput and higher ore grade while costs were higher due to higher production-related taxes as a result of the increased production levels.

•

In December 2011, the Bolivian government granted the Company an exemption to mine the Huacajchi Sur deposit located above the 4,400-meter mining restriction level mandated by the federal government. Continued mining over the next two years of the higher-grade Huacajchi Sur ore should enable Coeur to realize higher margins to help offset expected higher labor and consumable costs in 2012.

•

San Bartolomé contributed $267.5 million in sales and $127.6 million in operating cash flow[1] in 2011. Capital expenditures were $17.7 million. In 2010, sales at San Bartolomé totaled $143.0 million while operating cash flow[1] was $54.4 million and capital expenditures were $6.2 million.

Kensington, Alaska—First Half Reduction Expected to Drive to Long-Term Consistency

•

As previously announced, production levels at Kensington have been curtailed during the first half of 2012 to complete several key projects designed to improve operational efficiency and consistency. Highlights of the progress at Kensington include:

•	Underground development activities, which we expect to provide operational flexibility and facilitate in-fill drilling and exploration work, are on schedule.

•	Construction of the paste backfill plant is nearly complete with electrical and piping work underway.

•	New surface facilities including a miners’ dormitory, kitchen and dining facilities are completed and in use. An expanded warehouse and administrative offices are currently under construction.

•

Coeur announced the promotion of Wayne Zigarlick to General Manager at Kensington, effective January 23, 2012. Mr. Zigarlick previously served as the Assistant General Manager. Prior to joining Coeur at the Kensington Mine in March 2011, he served as Operations Manager at Kinross’ Kettle River-Buckhorn operation in Washington State. He has over 20 years of mining and metallurgical experience with past positions at Kinross and the former Echo Bay Mines in the United States and Canada.

•

The mine contributed $151.2 million in sales and $36.1 million in operating cash flow[1] in 2011. Capital expenditures were $34.0 million. In 2010, Kensington’s sales were $23.6 million, operating cash flow[1] totaled $7.4 million and capital expenditures totaled $92.7 million.

Rochester, Nevada—Commencing Full Production from Heap Leach Expansion

•

2011 was a transitional year at Rochester as residual leaching of older pads continued to trail off as planned, while construction of a new heap leach pad was completed in the fourth quarter. As a result, 2011 production of 1.4 million ounces of silver and 6,276 ounces of gold was lower than 2010 production levels. Commercial production from the new leach pad commenced in November. Production is expected to accelerate each quarter for a full year estimated production of 2.6 million to 2.9 million ounces of silver and 30,000 to 35,000 ounces of gold. The conveyor system and crushing plant are now operating at full capacity and leach recovery rates have been improving in February 2012 as the flow rates of solution have increased.

•

As expected, cash operating costs[1] per silver ounce were significantly higher in 2011 compared to 2010. Pre-strip and ore haulage costs associated with the development of the new leach pad and related mining activities were expensed during 2011, while ounces produced were lower as described above. As a result, costs per silver ounce were higher. In 2012 and over the estimated seven year mine life from the new leach pad, cash operating costs are expected to average approximately $12 per silver ounce.

•

Coeur has appointed Carl Waggoner as General Manager at Rochester. With over 30 years of industry experience, Mr. Waggoner previously served as Manager of Construction and Engineering of Barrick’s Turquoise Ridge joint venture operation in Nevada and worked at BHP Copper, Asarco and Fluor.

•

Based on the year-end 2011 reserves and resources estimate, the ongoing legal dispute related to certain disputed unpatented claims has no effect on Rochester’s 2011 mineral reserves estimate and may have some impact to Rochester’s 2011 mineral resources estimate, depending on the legal outcome of the November 2012 court case.

•

The mine contributed $57.3 million in sales and $3.1 million in operating cash flow[1] in 2011, with 84% of sales derived from silver and the remainder from gold. Capital expenditures were $27.2 million. In 2010, sales from Rochester totaled $54.3 million, operating cash flow[1] was $24.9 million and capital expenditures were $2.3 million.

Reserves and Resources

The Company realized steady levels of silver and gold reserves and increased silver and gold resources, which did not reflect the Company’s aggressive exploration drilling completed in the second half of 2011.

Table 4: 2011 Reserves and Resources Summary (For further details, please see page 23 of the Appendix.)

(silver in millions)	Silver Ounces(1)	Gold Ounces(1)
Proven & Probable Reserves as of December 31, 2010	227.1	2,528,100
Contained ounces depleted from mining during 2011(2)	(23.2)	(242,800)
Net changes	12.4	(9,600)
Reserves as of December 31, 2011	216.3	2,275,700
Measured & Indicated Resources as of December 31, 2010	206.2	1,379,080
Measured & Indicated Resources as of December 31, 2011	223.9	1,677,440
Inferred Resources as of December 31, 2010	53.9	816,195
Inferred Resources as of December 31, 2011	82.0	780,960

1.	Ounces shown as contained
2.	Reflects mill feed

Exploration Highlights

Exploration and reserve development expenditures were $26.2 million in 2011, 51% greater than 2010. In 2012, the Company plans to continue accelerated exploration, especially in the first half of the year, with a $40.0 million exploration program, a 53% increase over 2011. The Company expects to increase contained silver and gold reserves and resources year-over-year in 2012.

The exploration program for 2012 will focus on advancing the Guadalupe and La Patria deposits at Palmarejo, the Kensington gold mine in Alaska, and the Joaquin silver-gold project in Argentina in which Coeur has a 51% managing joint venture interest.

During 2011, exploration highlights included:

•

Completion of the first Canadian National Instrument 43-101-compliant mineral resource estimate on the Joaquin property in Argentina containing 19.7 million silver ounces of Indicated Resources and 48.0 million ounces of silver in Inferred Resources, all in two deposits, La Negra and La Morocha; both remain open for expansion. Coeur’s current share of this initial mineral resource is 51%. Drilling in the fourth quarter of 2011 focused on expansion and definition of the two deposits and this work will continue into 2012, followed by exploration of the greater property. An updated mineral resource estimate is expected to be completed in mid-2012. With completion of a feasibility study, Coeur will earn a 61% interest.

•

Over 12,800 meters of drilling were completed on the La Patria deposit at Palmarejo. This drilling was the first drilling by Coeur on this nearly 2 kilometer-long mineralized structure, which is located about six kilometers south of the current Palmarejo mining operations. Gold and silver mineralization at La Patria has been exposed in new surface trenches as zone veins and stockwork, from 4 to 28 meters wide, and extends over 350 meters deep. Much of the new drilling cut multiple intersections of mineralization. At this time, the program’s focus is on completing a new mineral resource model and defining the extent of higher-grade shoots, or “clavos” that have been defined with our drilling.

•

At Guadalupe, also in the Palmarejo area, over 20,500 meters of drilling was completed; mostly in the second half of 2011. Mineralization at Guadalupe, in wide veins and associated stockwork, has been defined over a strike length of +2.5 kilometers and remains open along strike and at depth. Further drilling is planned to define and expand the zone, especially on the northern half where initial mining is scheduled to commence in 2013.

•

In addition, drilling at the main Palmarejo open pit and underground deposits focused on the Tucson-Chapotillo surface zones with underground drilling at the Rosario and 76 zones. Rosario drilling results have been encouraging and follow up drilling is underway.

•

One hole was completed on a new target at Palmarejo, called Independencia, in December 2011. This hole cut three zones of mineralization ranging from 1.1 meters to 3.7 meters true width grading from 2.2 to 6.8 grams per tonne of gold and 192 to 452 grams per tonne of silver. Follow-up drilling on this new structure is underway.

•

At Kensington, underground drilling was conducted on the Raven zone, located approximately 2,000 feet (600 meters) west of the main Kensington mine area and on a new target, Kensington South, located about 1,000 feet (300 meters) south of the know southern limit of the Kensington mine. Work on a new model of Raven mineral resources is scheduled to commence following drilling planned for the first half of 2012.

2012 Outlook

Coeur expects to produce between 18.5 million and 20.0 million ounces of silver and 210,000 and 230,000 ounces of gold in 2012. Cash operating costs1 are expected to be between $6.50 and $7.50 per ounce of silver (assuming $1,500 per ounce of gold for the by-product credit). Kensington’s cash operating costs1 are expected to be between $1,150 and $1,250 per ounce of gold in 2012. Kensington’s cash operating costs1 are anticipated to be approximately $1,750 per ounce in the first half of 2012 while production remains temporarily scaled back, and then improve to $800 to $1,000 per ounce in the fourth quarter. Approximately 30% of Kensington’s full-year production is expected to take place during the first half of 2012 with the remaining 70% expected in the second half.1

Table 5: 2012 Production Outlook

(Ounces; silver in thousands)	Country	Silver	Gold

Palmarejo	Mexico	8,500-9,000	98,000-108,000

San Bartolomé	Bolivia	6,300-6,700	—

Rochester	Nevada, USA	2,600-2,900	30,000-35,000

Martha	Argentina	700-900	400-500

Endeavor	Australia	400-500	—

Kensington	Alaska, USA	—	82,600-86,500

Total		18,500-20,000	210,000-230,000

Table 6: 2012 Financial Guidance

Description	Expenses ($M)
General & Administrative*	~$	26
DD&A		$235-$245
Exploration Expense	~$	40
Capital Expenditures		$90-$120

*	G&A includes $6 million of non-cash net stock compensation.

1.	EBITDA, operating cash flow, adjusted earnings and cash operating costs per ounce are non-GAAP measures. Please see the tables in the Appendix for reconciliation to GAAP.

Conference Call Information

Coeur’s fourth quarter and year-end 2011 financial results conference call will be held at 1:00 p.m. Eastern Time today, Thursday, February 23, 2012.

Dial-in number: (877) 464-2820

International dial-in number: (660) 422-4718

Conference ID: 48487351

Webcast: www.coeur.com

A replay of the conference call will be available through March 2, 2012.

Replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay code: 48487351

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this release are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction delays and related disruptions in production, disputed mineral claims, currency exchange rates, costs of capital expenditures and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather and geologically related conditions), permitting and regulatory matters (including penalties, fines, sanctions, and shutdowns), risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Current mineralized material estimates were inclusive of disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claim dispute, the Company believes an adverse legal outcome would cause it to modify mineralized material estimates. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Donald J. Birak, Coeur’s Senior Vice President of Exploration and a qualified person under Canadian NI 43-101, supervised the preparation of the scientific and technical information concerning Coeur’s mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors—The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this presentation, such as “measured,” “indicated,” and “inferred resources,” that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC’s website at http://www.sec.gov.

Non-U.S. GAAP Measures

We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs, operating cash flow, adjusted earnings, and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analysing trends in our underlying businesses. We believe cash operating costs, operating cash flow, adjusted earnings and EBITDA are important measures in assessing the Company’s overall financial performance.

About Coeur

Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company built and commenced production from three wholly-owned, long-lived mines between 2008 and 2010: the San Bartolomé silver mine in Bolivia, the Palmarejo silver-gold mine in Mexico and the Kensington gold mine in Alaska. Further production has commenced from a new heap leach pad at Coeur’s long-time Rochester silver-gold mine in Nevada. The Company also owns and operates the Martha silver-gold mine in Argentina and owns a non-operating interest in a silver-base metal mine in Australia. Coeur conducts ongoing exploration activities near and within its operating properties in Argentina, Mexico, Alaska, Nevada and Bolivia. In addition, Coeur owns strategic minority shareholdings in five silver development companies in North and South America.

For Additional Information:

Stefany Bales, Director of Corporate Communications

(208) 667-8263

Wendy Yang, Vice President of Investor Relations

(208) 665-0345

APPENDIX:

Table 7: Operating Statistics from Continuing Operations

	2011	2010	2009
PRIMARY SILVER OPERATIONS:
Palmarejo(1)
Tons milled	1,723,056	1,835,408	1,065,508
Ore grade/Ag oz	6.87	4.60	4.31
Ore grade/Au oz	0.08	0.06	0.06
Recovery/Ag oz (1)	76.4%	69.8%	66.3%
Recovery/Au oz (1)	92.2%	91.1%	88.2%
Silver production ounces(3)	9,041,488	5,887,576	3,047,843
Gold production ounces(3)	125,071	102,440	54,740
Cash operating costs/oz (4)	$(0.97)	$4.10	$9.80
Cash cost/oz (4)	$(0.97)	$4.10	$9.80
Total production cost/oz	$16.80	$19.66	$26.80
San Bartolomé
Tons milled	1,567,269	1,504,779	1,518,671
Ore grade/Ag oz	5.38	5.03	5.49
Recovery/Ag oz	88.9%	88.6%	89.6%
Silver production ounces(3)	7,501,367	6,708,775	7,469,222
Cash operating costs/oz (4)	$9.10	$7.87	$7.80
Cash cost/oz (4)	$10.64	$8.67	$10.48
Total production cost/oz	$13.75	$11.72	$12.96
Rochester(2)
Tons Mined	2,028,889	—	—
Ore grade/Ag oz	0.47	—	—
Ore grade/Au oz	0.005	—	—
Recovery/Ag oz(2)	165.1%	—	—
Recovery/Au oz(2)	75.6%	—	—
Silver production ounces(3)	1,392,433	2,023,423	2,181,788
Gold production ounces(3)	6,276	9,641	12,663
Cash operating costs/oz (4)	22.97	2.93	1.95
Cash cost/oz (4)	24.82	3.78	2.58
Total production cost/oz	27.21	4.82	3.51

	2011	2010	2009
Martha
Tons milled	101,167	56,401	109,974
Ore grade/Ag oz	6.29	31.63	36.03
Ore grade/Au oz	0.01	0.04	0.05
Recovery/Ag oz	83.2%	88.3%	93.6%
Recovery/Au oz	74.0%	84.1%	87.6%
Silver production ounces	529,602	1,575,827	3,707,544
Gold production ounces	615	1,838	4,709
Cash operating costs/oz(4)	$32.79	$13.16	$6.19
Cash cost/oz(4)	$34.08	$14.14	$6.68
Total production cost/oz	$36.19	$20.02	$8.62
Endeavor
Tons milled	743,936	653,550	552,799
Ore grade/Ag oz	1.83	1.96	1.67
Recovery/Ag oz	45.0%	44.3%	49.9%
Silver production ounces	613,361	566,134	461,800
Cash operating costs/oz(4)	$18.87	$10.15	$6.80
Cash cost/oz(4)	$18.87	$10.15	$6.80
Total production cost/oz	$24.00	$13.66	$9.55
GOLD OPERATIONS:
Kensington
Tons milled	415,340	174,028	—
Ore grade/Au oz	0.23	0.28	—
Recovery/Au oz	92.7%	89.9%	—
Gold production ounces(3)	88,420	43,143	—
Cash operating costs/oz (4)	$1,088	$989	$—
Cash cost/oz (4)	$1,088	$989	$—
Total production cost/oz	$1,494	$1,394	$—
CONSOLIDATED PRODUCTION TOTALS
Silver ounces(3)	19,078,251	16,761,735	16,868,197
Gold ounces(3)	220,382	157,062	72,112
Cash operating costs/oz(4)	$6.31	$6.53	$7.03
Cash cost per oz/silver(4)	$7.09	$7.05	$8.40
Total production cost/oz	$17.14	$14.52	$13.19
CONSOLIDATED SALES TOTALS
Silver ounces sold(3)	19,057,503	17,221,335	16,310,225
Gold ounces sold(3)	238,551	130,142	65,607
Realized price per silver ounce	$35.15	$20.99	$14.83
Realized price per gold ounce	$1,558	$1,236.8	$1,002.87

(1)	Palmarejo commenced commercial production on April 20, 2009. Mine statistics do not represent normal operating results

(2)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the metallurgical recovery to be approximately 61% for silver and 92% for gold. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates — Ore on Leach Pad.
(3)	Current production ounces and recoveries reflect final metal settlements of previously reported production ounces.
(4)	See “Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs.”

Table 8:

Coeur d’Alene Mines Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2011	2010
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$175,012	$66,118
Short-term investments	20,254	—
Receivables	83,497	58,880
Ore on leach pads	27,252	7,959
Metal and other inventory	132,781	118,340
Deferred tax assets	1,869	—
Restricted assets	60	25
Prepaid expenses and other	24,218	14,889

	464,943	266,211
NON-CURRENT ASSETS
Property, plant and equipment	687,676	668,101
Mining properties	2,001,027	2,122,216
Ore on leach pads, non-current portion	6,679	10,005
Restricted assets	28,911	29,028
Receivables, non current	40,314	42,866
Marketable securities	19,844	—
Debt issuance costs, net	1,889	4,333
Deferred tax assets	263	804
Other	12,895	13,963

TOTAL ASSETS	$3,264,441	$3,157,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$78,590	$88,321
Accrued liabilities and other	13,179	18,608
Accrued income taxes	47,803	28,397
Accrued payroll and related benefits	16,240	17,953
Accrued interest payable	559	834
Current portion of capital leases and other debt obligations	32,602	63,317
Current portion of royalty obligation	61,721	51,981
Current portion of reclamation and mine closure	1,387	1,306

	252,081	270,717
NON-CURRENT LIABILITIES
Long-term debt	115,861	130,067
Non-current portion of royalty obligation	169,788	190,334
Reclamation and mine closure	32,371	27,779
Deferred income taxes	527,573	474,264
Other long-term liabilities	30,046	23,599

	875,639	846,043
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common Stock, par value $0.01 per share; authorized 150,000,000 shares, 89,655,124 issued at December 31, 2011 and 89,315,767 shares issued and outstanding at December 31, 2010	897	893
Additional paid-in capital	2,585,632	2,578,206
Accumulated deficit	(444,833)	(538,332)
Accumulated other comprehensive loss	(4,975)	—

	2,136,721	2,040,767

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,264,441	$3,157,527

Table 9:

Coeur d’Alene Mines Corporation and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income (Loss)

	Years Ended December 31,
	2011	2010	2009
	(In thousands, except share data)
Sales of metal	$1,021,200	$515,457	$300,361
Production costs applicable to sales	(419,956)	(257,636)	(191,311)
Depreciation and depletion	(224,500)	(141,619)	(81,376)

Gross profit	376,744	116,202	27,674
COSTS AND EXPENSES
Administrative and general	31,379	24,176	22,070
Exploration	19,128	14,249	13,056
Pre-development, care, maintenance and other	19,441	2,877	1,468

Total costs and expenses	69,948	41,302	36,594

OPERATING INCOME (LOSS)	306,796	74,900	(8,920)
OTHER INCOME AND EXPENSE
Gain (loss) on debt extinguishments	(5,526)	(20,300)	31,528
Fair value adjustments, net	(52,050)	(117,094)	(82,227)
Interest and other income (expense)	(6,610)	771	1,648
Interest expense, net of capitalized interest	(34,774)	(30,942)	(18,102)

Total other income and expense	(98,960)	(167,565)	(67,153)

Income (loss) from continuing operations before income taxes	207,836	(92,665)	(76,073)
Income tax benefit (expense)	(114,337)	9,481	33,071

Income (loss) from continuing operations	93,499	(83,184)	(43,002)
Income (loss) from discontinued operations, net of income taxes	—	(6,029)	(9,601)
Income (loss) on sale of net assets of discontinued operations, net of taxes $0.0 million for 2010 and $0.0 million for 2009	—	(2,095)	25,537

NET INCOME (LOSS)	93,499	(91,308)	(27,066)
Other comprehensive loss	(4,975)	(5)	—

COMPREHENSIVE INCOME (LOSS)	$88,524	$(91,313)	$(27,066)

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Income (loss) from continuing operations	$1.05	$(0.95)	$(0.60)
Income (loss) from discontinued operations	—	(0.10)	0.22

Net income (loss)	$1.05	$(1.05)	$(0.38)

Diluted income (loss) per share:
Income (loss) from continuing operations	$1.04	$(0.95)	$(0.60)
Income (loss) from discontinued operations	—	(0.10)	0.22

Net income (loss)	$1.04	$(1.05)	$(0.38)

Weighted average number of shares of common stock:
Basic	89,383	87,185	71,565
Diluted	89,725	87,185	71,565

Table 10: Coeur d’Alene Mines Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2011	2010	2009
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$93,499	$(91,308)	$(27,066)
Add (deduct) non-cash items:
Depreciation, depletion, and amortization	224,500	143,813	87,140
Amortization of debt discount and debt issuance costs	4,041	3,374	504
Accretion of royalty obligation	21,550	19,018	14,209
Deferred income taxes	51,792	(37,628)	(43,061)
Loss (gain) on debt extinguishment	5,526	20,300	(31,528)
Fair value adjustments	46,450	115,458	81,035
Loss on foreign currency transactions	380	3,867	546
Share-based compensation	8,122	7,217	4,876
Loss on sale of asset backed securities	—	—	600
Loss (gain) on asset retirement obligation	(335)	(167)	1,181
Gain on sales of assets	(1,145)	(25)	(31,988)
Environmental remediation	—	—	5,040
Changes in operating assets and liabilities:
Receivables and other current assets	(21,950)	(6,228)	(10,592)
Prepaid expenses and other	(8,839)	5,871	(3,728)
Inventories	(30,408)	(47,887)	(26,804)
Accounts payable and accrued liabilities	22,990	29,888	39,783

CASH PROVIDED BY OPERATING ACTIVITIES	416,173	165,563	60,147

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(49,501)	(5,872)	(24,012)
Proceeds from maturities of investments	6,246	24,244	38,531
Capital expenditures	(119,988)	(155,994)	(218,235)
Proceeds from sales of assets	2,531	6,211	57,364
Other	(249)	(284)	(494)

CASH USED IN INVESTING ACTIVITIES	(160,961)	(131,695)	(146,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of gold production royalty	—	—	75,000
Additions to restricted assets associated with Kensington Term Facility	(1,326)	(2,353)	(966)
Payments on gold production royalty	(73,191)	(43,125)	(15,762)
Proceeds from issuance of notes and bank borrowings	27,500	176,166	40,804
Payments on notes, long-term debt, capital leases, credit facility, and associated costs	(85,519)	(104,595)	(26,226)
Proceeds from gold lease facility	—	18,445	5,108
Payments of gold lease facility	(13,800)	(37,977)	(1,627)
Proceeds from sale-leaseback transactions	—	4,853	12,511
Payments of common stock and debt issuance costs	—	(2,232)	(121)
Other	18	286	—

CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(146,318)	9,468	88,721

INCREASE IN CASH AND CASH EQUIVALENTS	108,894	43,336	2,022
Cash and cash equivalents at beginning of year	66,118	22,782	20,760

Cash and cash equivalents at end of year	$175,012	$66,118	$22,782

Table 11: Operating Cash Flow Reconciliation

Operating cash flow is a non-U.S. GAAP measure defined as net income plus depreciation, depletion and amortization and other non-cash items prior to changes in operating assets and liabilities. On a U.S. GAAP basis, the Company generated cash flow from operations of $97.5 million in the fourth quarter of 2011 and $454.4 million in the year ended December 31, 2011. See the reconciliation from non-U.S. GAAP to U.S. GAAP at the end of this news release.

	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$87,412	$181,911	$111,065	$35,785	$129,397
Changes in operating assets and liabilities:
Receivables and other current assets	$(8,904)	$10,513	$8,138	$4,841	$(5,908)
Prepaid expenses and other	$8,839	$8,697	$(1,354)	$19	$(5,871)
Inventories	$17,574	$(23,234)	$23,575	$12,493	$19,999
Accounts payable and accrued liabilities	$(7,452)	$(26,930)	$(25,585)	$36,977	$(38,186)

OPERATING CASH FLOW	$97,469	$150,957	$115,839	$90,115	$99,431

	FY 2011	FY 2010
Cash provided by operating activities	$416,173	$165,563
Changes in operating assets and liabilities:
Receivables and other current assets	$14,588	$6,228
Prepaid expenses and other	$16,201	$(5,871)
Inventories	$30,408	$47,887
Accounts payable and accrued liabilities	$(22,990)	$(29,888)

OPERATING CASH FLOW	$454,380	$183,919

Table 12: EBITDA Reconciliation

EBITDA is a non-U.S. GAAP measure defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of this measure to U.S. GAAP is provided at the end of this news release.

	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Net income (loss)	$11,364	$31,060	$38,611	$12,464	$(5,078)
(Gain) loss on sale of net assets of discontinued operations, net of income taxes	$—	$—	$—	$—	$1
Loss from discontinued operations, net of income taxes	$—	$—	$—	$—	$—
Income tax provision (benefit)	$52,390	$27,606	$21,402	$12,939	$3,655
Interest expense, net of capitalized interest	$8,222	$7,980	$9,268	$9,304	$9,539
Interest and other income	$4,697	$6,610	$(2,763)	$(1,934)	$(3,495)
Fair value adjustments, net	$(19,035)	$53,351	$12,432	$5,302	$51,213
Loss on debt extinguishments	$3,886	$784	$389	$467	$7,586
Depreciation and depletion	$58,166	$58,652	$57,641	$50,041	$46,116

EBITDA	$119,690	$186,043	$136,980	$88,583	$109,537

	FY 2011	FY 2010
Net income (loss)	$93,499	$(91,308)
(Gain) loss on sale of net assets of discontinued operations, net of income taxes	$—	$2,095
Loss from discontinued operations, net of income taxes	$—	$6,029
Income tax provision (benefit)	$114,337	$(9,481)
Interest expense, net of capitalized interest	$34,774	$30,942
Interest and other income	$6,610	$(771)
Fair value adjustments, net	$52,050	$117,094
Loss on debt extinguishments	$5,526	$20,300
Depreciation and depletion	$224,500	$141,619

EBITDA	$531,296	$216,519

Table 13: Adjusted Earnings Reconciliation

Adjusted earnings is a non-U.S. GAAP measure defined as operating income plus interest and other income less interest expense and current taxes. Adjusted earnings exclude non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. The Company realized net income of $11.4 million in the fourth quarter of 2011 and $93.5 million during the year ended December 31, 2011. See reconciliation between non-U.S. GAAP adjusted earnings and U.S. GAAP at the end of this news release. Adjusted earnings per share represent the adjusted earnings divided by the number of shares outstanding at the end of the quarter.

	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Net income (loss)	$11,364	$31,060	$38,611	$12,464	$(5,078)
Loss on sale of net assets of discontinued operations, net of income taxes	$—	$—	$—	$—	$1
Share Based Compensation	$2,861	$457	$(3,351)	$8,155	$3,248
Loss from discontinued operations, net of income taxes	$—	$—	$—	$—	$—
Deferred income tax provision	$38,614	$3,110	$4,198	$5,870	$(8,386)
Interest expense, accretion of royalty obligation	$5,523	$4,990	$5,770	$5,267	$4,611
Fair value adjustments, net	$(19,035)	$53,351	$12,432	$5,302	$51,213
Loss on debt extinguishments	$3,886	$784	$389	$467	$7,586
ADJUSTED EARNINGS (LOSS)	$43,213	$93,752	$58,049	$37,525	$53,195

	FY 2011	FY 2010
Net income (loss)	$93,499	$(91,308)
Loss on sale of net assets of discontinued operations, net of income taxes	$—	$2,095
Share Based Compensation	$8,122	$7,217
Loss from discontinued operations, net of income taxes	$—	$6,029
Deferred income tax provision	$51,792	$(38,901)
Interest expense, accretion of royalty obligation	$21,550	$19,018
Fair value adjustments, net	$52,050	$117,094
Loss on debt extinguishments	$5,526	$20,300
ADJUSTED EARNINGS (LOSS)	$232,539	$41,544

Table 14: Results of Operations by Mine—Palmarejo

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of Metal	$513.1	$134.3	$166.9	$123.7	$88.2	$78.1
Production Costs	186.2	47.0	64.1	37.7	37.4	35.6
EBITDA	319.0	83.7	100.4	84.6	50.2	41.0
Operating Income/(Loss)	159.8	38.7	61.6	43.0	16.5	13.0
Operating Cash Flow	298.8	77.4	91.2	81.8	48.4	38.7
Capital Expenditures	37.0	12.1	9.5	10.3	5.1	11.1
Gross Profit	$326.9	$87.3	$102.8	$86.0	$50.8	$42.5
Gross Margin	63.7%	65%	61.6%	69.5%	57.6%	54.4%

Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Underground Operations:
Tons Mined	623,421	191,966	143,010	144,614	143,831	151,032
Average Silver Grade (oz/t)	8.87	8.04	9.36	10.08	8.30	6.30
Average Gold Grade (oz/t)	0.13	0.11	0.13	0.14	0.14	0.10
Surface Operations:
Tons Mined	1,106,077	321,881	260,618	276,699	246,879	281,177
Average Silver Grade (oz/t)	5.75	5.88	6.56	5.85	4.60	7.33
Average Gold Grade (oz/t)	0.05	0.05	0.05	0.06	0.05	0.07
Processing:
Total Tons Milled	1,723,056	505,619	403,978	414,719	398,740	514,391
Average Recovery Rate – Ag	76.4%	77.9%	75.9%	78.3%	72.7%	66.72%
Average Recovery Rate – Au	92.2%	92.4%	93.6%	95.2%	87.4%	90.32%
Silver Production—oz	9,042	2,690	2,251	2,371	1,730	2,010
Gold Production—oz	125	34	30	33	28	30
Cash Operating Costs/Ag Oz	$(0.97)	$(2.13)	$(1.16)	$(3.68)	$4.80	$2.68

Table 15: Reconciliation of EBITDA for Palmarejo

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$513.1	$134.3	$166.9	$123.7	$88.2	$78.1
Production costs applicable to sales	$(186.2)	$(47)	$(64.1)	$(37.8)	$(37.4)	$(35.6)
Administrative and general	—	—	—	—	—	—
Exploration	(6.9)	(2.8)	$(2.2)	$(1.3)	$(0.6)	$(1.5)
Care and maintenance and other	(1)	(0.8)	$(0.2)	—	—	—
Pre-development	—	—	—	—	—	—

EBITDA	$319.0	$83.7	$100.4	$84.6	$50.2	$41.0

Table 16: Operating Cash Flow for Palmarejo

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$248.6	$70.9	$104.7	$62.9	$10.1	$63.5
Changes in operating assets and liabilities:
Receivables and other current assets	13.4	5.7	(0.8)	8.9	(0.4)	(14.5)
Prepaid expenses and other	0.8	(3.2)	3.4	(0.4)	1.0	(1.7)
Inventories	21.8	9.9	(16.2)	12.0	16.1	16.4
Accounts payable and accrued liabilities	14.2	(5.9)	0.1	(1.6)	21.6	(25)

OPERATING CASH FLOW	$298.8	$77.4	$91.2	$81.8	$48.4	$38.7

Table 17: Results of Operations by Mine–San Bartolomé

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of Metal	$267.5	$62.8	$102.8	$55.6	$46.3	$67.1
Production Costs	79.7	21.4	30.1	14.1	14.1	22.4
EBITDA	187.2	41.2	72.5	41.4	32.1	44.7
Operating Income/(Loss)	164.8	34.9	66.7	36.2	27.0	39.2
Operating Cash Flow	127.6	28.7	49.6	25.7	23.6	23.3
Capital Expenditures	17.7	6.5	4.4	3.3	3.5	3.5
Gross Profit	$187.8	$41.4	$72.7	$41.5	$32.2	$44.7
Gross Margin	70.2%	65.9%	70.7%	74.6%	69.5%	66.6%

Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Tons Milled	1,567,269	371,983	428,978	378,640	387,668	404,160
Average Silver Grade (oz/t)	5.4	5.4	5.4	5.2	5.6	5.4
Average Recovery Rate	88.9%	90.5%	88.6%	87.7%	88.6%	92%
Silver Production	7,501	1,997	2,051	1,742	1,711	2,011
Gold Production	—	—	—	—	—	—
Cash Operating Costs/Ag Oz	$9.10	$9.18	$9.32	$8.73	$9.13	$7.53

Table 18: Reconciliation of EBITDA for San Bartolomé

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$267.5	$62.8	$102.8	$55.6	$46.3	$67.1
Production costs applicable to sales	$(79.7)	$(21.4)	$(30.1)	$(14.1)	$(14.1)	$(22.4)
Administrative and general	—	—	—		—	—
Exploration	(0.3)	—	$(0.1)	$(0.1)	$(0.1)	—
Care and maintenance and other	(0.3)	(0.2)	$(0.1)		—	—
Pre-development	—	—	—		—	—

EBITDA	$187.2	$41.2	$72.5	$41.4	$32.1	$44.7

Table 19: Operating Cash Flow for San Bartolomé

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$149.1	$22.3	$78.1	$38.2	$10.5	$28.8
Changes in operating assets and liabilities:
Receivables and other current assets	8.4	0.2	5.0	1.5	1.7	1.3
Prepaid expenses and other	3.7	4.6	0.2	(0.6)	(0.5)	(0.6)
Inventories	4.6	2.9	(7.2)	4.0	4.9	4.2
Accounts payable and accrued liabilities	(38.2)	(1.3)	(26.5)	(17.4)	7.0	(10.4)

OPERATING CASH FLOW	$127.6	$28.7	$49.6	$25.7	$23.6	$23.3

Table 20: Results of Operations by Mine—Rochester

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of Metal	$57.3	$11.1	$17.5	$14.4	$14.3	$25.3
Production Costs	28.3	4.2	11.4	5.3	7.4	10.6
EBITDA	7.1	3.2	2.7	(2.2)	3.4	14.1
Operating Income/(Loss)	6.7	4.6	2.1	(2.9)	2.9	15.2
Operating Cash Flow	3.1	3.4	2.7	(3.9)	0.9	9.0
Capital Expenditures	27.2	7.7	13.6	4.2	1.7	2.1
Gross Profit	$29.0	$6.9	$6.1	$9.1	$6.9	$14.7
Gross Margin	50.6%	62.2%	34.9%	63.2%	48.3%	58.1%

Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Silver Production	1,392	373	352	333	334	549
Gold Production	6	2	1	1	2	2
Cash Operating Costs/Ag Oz	$22.97	$37.99	$36.71	$4.34	$10.28	$2.94

Table 21: Reconciliation of EBITDA for Rochester

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$57.3	$11.1	$17.5	$14.4	$14.3	$25.3
Production costs applicable to sales	$(28.3)	$(4.2)	$(11.4)	$(5.3)	$(7.4)	$(10.6)
Administrative and general	—	—	—	—	—	—
Exploration	(2)	(1.5)	$(0.2)	$(0.3)	—	—
Care and maintenance and other	(19.9)	(2.2)	$(3.2)	$(11)	$(3.5)	$(0.6)
Pre-development	—	—	—	—	—	—

EBITDA	$7.1	$3.2	$2.7	$(2.2)	$3.4	$14.1

Table 22: Operating Cash Flow for Rochester

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$(11.2)	$(11.4)	$0.9	$(2.1)	$1.4	$11.8
Changes in operating assets and liabilities:
Receivables and other current assets	(0.3)	(0.2)	0.2	—	(0.3)	0.3
Prepaid expenses and other	1.7	0.7	0.7	0.4	(0.1)	0.1
Inventories	21.7	14.2	5.9	0.6	1.0	(1.8)
Accounts payable and accrued liabilities	(8.8)	0.1	(5)	(2.8)	(1.1)	(1.4)

OPERATING CASH FLOW	$3.1	$3.4	$2.7	$(3.9)	$0.9	$9.0

Table 23: Results of Operations by Mine—Kensington

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of Metal	$151.2	$32.9	$44.2	$26.0	$48.1	$15.1
Production Costs	101.7	31.7	24.3	12.8	32.9	6.6
EBITDA	48.1	0.5	19.6	12.8	15.2	8.5
Operating Income/(Loss)	12.3	(6.6)	10.3	2.8	5.8	(1.8)
Operating Cash Flow	36.1	(4.1)	14.5	11.7	14.0	8.0
Capital Expenditures	34.0	12.0	9.2	7.4	5.4	9.6
Gross Profit	$49.5	$1.2	$19.9	$13.2	$15.2	$8.5
Gross Margin	32.7%	3.6%	45%	50.8%	31.6%	56.3%

Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Tons Milled	415,340	71,700	116,255	121,565	105,820	83,774
Average Gold Grade (oz/t)	0.2	0.2	0.2	0.2	0.2	0.4
Average Recovery Rate	92.9%	96.5%	91.7%	93%	92.4%	91%
Gold Production	89	13	25	26	24	28
Cash Operating Costs/Ag Oz	$1,088.37	$1,807.25	$973.28	$923.56	$988.75	$874.60

Table 24: Reconciliation of EBITDA for Kensington

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$151.2	$32.9	$44.2	$26.0	$48.1	$15.1
Production costs applicable to sales	$(101.7)	$(31.7)	$(24.3)	$(12.8)	$(32.9)	$(6.6)
Administrative and general	—	—	—	—	—	—
Exploration	(1.1)	(0.5)	$(0.3)	$(0.3)	—	—
Care and maintenance and other	(0.3)	(0.2)		$(0.1)	—	—
Pre-development	—	—	—	—	—	—

EBITDA	$48.1	$0.5	$19.6	$12.8	$15.2	$8.5

Table 25: Operating Cash Flow for Kensington

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$42.5	$9.3	$8.6	$7.6	$17.0	$(5.6)
Changes in operating assets and liabilities:
Receivables and other current assets	7.3	(5.1)	5.0	(1)	8.4	(2.2)
Prepaid expenses and other	1.9	0.5	1.3	0.2	(0.1)	0.1
Inventories	(15.6)	(10.1)	(1.3)	8.0	(12.2)	15.3
Accounts payable and accrued liabilities	—	1.3	0.9	(3.1)	0.9	0.4

OPERATING CASH FLOW	$36.1	$(4.1)	$14.5	$11.7	$14.0	$8.0

Table 26: Results of Operations by Mine—Martha

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011
Sales of Metal	$13.3	$2.8	$6.0	$4.8	$(0.3)
Production Costs	15.5	3.9	8.1	3.9	(0.4)
EBITDA	(8.8)	(3.3)	(3.8)	(0.5)	(1.2)
Operating Income/(Loss)	(9.2)	(3)	(4)	(0.4)	(1.8)
Operating Cash Flow	(7.7)	(5)	(1.7)	(0.9)	(0.1)
Capital Expenditures	3.4	1.4	1.1	0.6	0.3
Gross Profit	$(2.2)	$(1.1)	$(2.1)	$0.9	$0.1

Gross Margin	(16.5)%	(39.6)%	(34.9)%	18.8%	na
Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011
Total Tons Milled	101,167	37,141	24,086	22,122	17,818
Average Silver Grade (oz/t)	6.29	4.65	5.33	5.44	12.06
Average Gold Grade (oz/t)	0.01	0.01	0.01	0.01	0.02
Average Recovery Rate – Ag	83.2%	75.2%	92.3%	84%	83.7%
Average Recovery Rate – Au	74%	74.2%	72.9%	72.4%	75.3%
Silver Production	530	130	119	101	180
Gold Production	1	—	—	—	—
Cash Operating Costs/Ag Oz	$32.79	$33.75	$39.31	$38.79	$24.44

Table 27: Reconciliation of EBITDA for Martha

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$13.3	$2.8	$6.0	$4.8	$(0.3)	$18.7
Production costs applicable to sales	$(15.5)	$(3.9)	$(8.2)	$(3.8)	$0.4	$(10.3)
Administrative and general	—	—	—	—	—	—
Exploration	(6.4)	(2.1)	$(1.5)	$(1.5)	$(1.3)	$(1.9)
Care and maintenance and other	(0.2)	(0.1)	$(0.1)	—	—	—
Pre-development	—	—	—	—	—	—

EBITDA	$(8.8)	$(3.3)	$(3.8)	$(0.5)	$(1.2)	$6.5

Table 28: Operating Cash Flow for Martha

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$(9.3)	$(3.2)	$0.2	$(3.2)	$(3.1)	$4.6
Changes in operating assets and liabilities:
Receivables and other current assets	(4.2)	(0.9)	2.3	0.2	(5.8)	5.4
Prepaid expenses and other	0.2	(0.3)	0.4	0.1	—	—
Inventories	1.3	0.4	(3.3)	0.1	4.1	(4.8)
Accounts payable and accrued liabilities	4.3	(1)	(1.3)	1.9	4.7	(1.4)

OPERATING CASH FLOW	$(7.7)	$(5)	$(1.7)	$(0.9)	$(0.1)	$3.8

Table 29: Results of Operations by Mine—Endeavor

in millions of US$	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of Metal	$18.7	$2.8	$6.2	$6.6	$3.1	$3.3
Production Costs	8.6	1.0	3.2	3.3	1.1	1.4
EBITDA	10.1	1.8	3.0	3.3	2.0	1.9
Operating Income/(Loss)	7.0	1.1	2.1	2.4	1.4	1.3
Operating Cash Flow	9.0	2.1	1.3	3.6	2.0	1.8
Capital Expenditures	—	—	—	—	—	—
Gross Profit	$10.1	$1.8	$3.0	$3.3	$2.0	$1.9
Gross Margin	54%	64.3%	48.4%	50%	64.5%	57.6%

Ounces unless otherwise noted	FY 2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010

Silver Production	613	111	138	215	149	120
Gold Production	—	—	—	—	—	—
Cash Operating Costs/Ag Oz	$18.87	$14.74	$22.26	$20.04	$17.15	$16.03

Table 30: Reconciliation of EBITDA for Endeavor

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Sales of metal	$18.7	$2.8	$6.2	$6.6	$3.1	$3.3
Production costs applicable to sales	$(8.6)	$(1)	$(3.2)	$(3.3)	$(1.1)	$(1.4)
Administrative and general	—	—	—	—	—	—
Exploration	—	—	—	—	—	—
Care and maintenance and other	—	—	—	—	—	—
Pre-development	—	—	—	—	—	—

EBITDA	$10.1	$1.8	$3.0	$3.3	$2.0	$1.9

Table 31: Operating Cash Flow for Endeavor

	2011	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Cash provided by operating activities	$9.1	$2.1	$2.4	$2.5	$2.1	$2.7
Changes in operating assets and liabilities:
Receivables and other current assets	(0.9)	(1.2)	(1.4)	2.7	(1)	(0.4)
Prepaid expenses and other	—	—	—	—	—	—
Inventories	0.1	0.1	(0.9)	—	0.9	—
Accounts payable and accrued liabilities	0.7	1.1	1.2	(1.6)	—	(0.5)

OPERATING CASH FLOW	$9.0	$2.1	$1.3	$3.6	$2.0	$1.8

Table 32: Operating Cash Flow by Mine for 2010

	Palmarejo	San Bartolome	Kensington	Rochester	Martha	Endeavor
Cash provided by operating activities	$72.2	$64.5	$(19)	$32.2	$14.9	$4.5
Changes in operating assets and liabilities:
Receivables and other current assets	(8)	4.1	4.9	0.3	3.8	(3.1)
Prepaid expenses and other	(4.7)	(1.5)	2.6	—	—	—
Inventories	32.1	8.3	25.6	(5.7)	(6)	—
Accounts payable and accrued liabilities	(5)	(21)	(6.7)	(1.9)	(3.4)	5.1

OPERATING CASH FLOW	$86.6	$54.4	$7.4	$24.9	$9.3	$6.5

Table 33: Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

(Three months ending Dec. 31, 2011)

Cash operating costs are a non-U.S. GAAP measure defined as cash costs less production taxes and royalties if applicable. See the reconciliation between non-U.S. GAAP at the end of this news release. Consolidated cash operating costs per silver ounce are net of gold by-product and represent the consolidation of all Coeur’s mines except for Kensington, which is a primary gold mine and reports cash operating costs per gold ounce.

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	(5,730)	18,332	24,035	14,191	4,386	1,647	56,861
Royalties	—	3,279	—	—	98	—	3,377
Production taxes	—	—	—	124	—	—	124

Total Cash Costs (Non-U.S. GAAP)	(5,730)	21,611	96,234	14,315	4,484	1,647	60,362

Add/Subtract:
Third party smelting costs	—	—	(1,881)	—	(516)	(483)	(2,880)
By-product credit	57,501	—	—	3,344	242	—	61,087
Other adjustments	233	608	—	266	97	—	1,204
Change in inventory	(5,054)	(869)	9,407	(13,722)	(296)	(112)	(10,646)
Depreciation, depletion and amortization	42,646	6,021	7,016	1,152	474	750	58,059

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$89,596	$27,370	$38,577	$5,356	$4,486	$1,802	$167,187

Production of silver (ounces)	2,690,368	1,997,416	—	373,589	129,972	111,723	5,303,068
Cash operating cost per silver ounce	$(2.13)	$9.18	$—	$37.99	$33.75	$14.74	$6.19
Cash costs per silver ounce	$(2.13)	$10.82	$—	$38.32	$34.50	$14.74	$6.85
Production of gold (ounces)	$—	$—	$13,299.00	$—	$—	$—	$13,299.00
Cash operating cost per gold ounce	$—	$—	$1,807.25	$—	$—	$—	$1,807.25
Cash cost per gold ounce	$—	$—	$1,807.25	$—	$—	$—	$1,807.25

Table 34: Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs

(Twelve months ending Dec. 31, 2011)

Cash operating costs are a non-U.S. GAAP measure defined as cash costs less production taxes and royalties if applicable. See the reconciliation between non-U.S. GAAP at the end of this news release. Consolidated cash operating costs per silver ounce are net of gold by-product and represent the consolidation of all Coeur’s mines except for Kensington, which is a primary gold mine and reports cash operating costs per gold ounce.

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total Cash Operating Cost (Non-U.S. GAAP)	(8,743)	68,277	96,234	31,978	17,367	11,573	216,686
Royalties	—	11,561	—	2,177	685	—	14,423
Production taxes	—	—	—	409	—	—	409

Total Cash Costs (Non-U.S. GAAP)	(8,743)	79,838	96,234	34,564	18,052	11,573	231,518

Add/Subtract:
Third party smelting costs	—	—	(11,003)	—	(2,882)	(2,872)	(16,757)
By-product credit	197,342	—	—	9,898	949	—	208,189
Other adjustments	1,441	906	19	522	559	—	3,447
Change in inventory	(3,839)	(1,065)	16,422	(16,727)	(1,165)	(67)	(6,441)

Depreciation, depletion and amortization	159,231	22,408	35,839	2,807	554	3,148	223,987

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$345,432	$102,087	$137,511	$31,064	$16,067	$11,782	$643,943

Production of silver (ounces)	9,041,488	7,501,367	—	1,392,433	529,602	613,361	19,078,251
Cash operating cost per silver ounce	$(0.97)	$9.10	$—	$22.97	$32.79	$18.87	$6.31
Cash costs per silver ounce	$(0.97)	$10.64	$—	$24.82	$34.08	$18.87	$7.09
Production of gold (ounces)	$—	$—	$88,420.00	$—	$—	$—	$88,420.00
Cash operating cost per gold ounce	$—	$—	$1,088.37	$—	$—	$—	$1,088.37
Cash cost per gold ounce	$—	$—	$1,088.37	$—	$—	$—	$1,088.37

Table 35: Mineral Reserves at Year End 2011

Effective December 31, 2011 except Endeavor effective June 31, 2011.

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2011	LOCATION		SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	31,532,400	0.59	0.006	18,680,600	178,800
Martha	Argentina	—	—	—	—	—
San Bartolome	Bolivia	959,000	3.01	—	2,888,250	—
Kensington	Alaska, USA	1,164,100	—	0.280	—	325,920
Endeavor	Australia	2,634,500	1.39	—	3,673,870	—
Palmarejo	Mexico	4,915,900	5.31	0.067	26,090,800	329,950
Joaquin	Argentina	—	—	—	—	—

Total		41,205,900			51,333,520	834,670

PROBABLE RESERVES
Rochester	Nevada, USA	15,747,300	0.69	0.004	10,892,300	68,200
Mina Martha	Argentina	52,500	12.79	0.011	671,400	580
San Bartolome	Bolivia	43,555,500	2.64	—	115,191,460	—
Kensington	Alaska, USA	4,842,300	—	0.209	—	1,014,090
Endeavor	Australia	2,998,300	2.50	—	7,500,770	—
Palmarejo	Mexico	7,581,300	4.05	0.047	30,727,260	358,170
Joaquin	Argentina	—	—	—	—	—

Total		74,777,200			164,983,190	1,441,040

PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	47,279,700	0.63	0.005	29,572,900	247,000
Martha	Argentina	52,500	12.79	0.011	671,400	580
San Bartolome	Bolivia	44,514,500	2.65	—	118,079,710	—
Kensington	Alaska, USA	6,006,400	—	0.223	—	1,340,010
Endeavor	Australia	5,632,800	1.98	—	11,174,640	—
Palmarejo	Mexico	12,497,200	4.55	0.055	56,818,060	688,120
Joaquin	Argentina	—	—	—	—	—

Total Proven and Probable		115,983,100			216,316,710	2,275,710

1.	Effective December 31, 2011 except Endeavor effective June 31, 2011.
2.	Metal prices used for mineral reserves were $23 US per ounce of silver and $1,220 US per ounce of gold except Endeavor at $2,200 per metric ton of lead, $2,200 per metric ton of zinc and $25 per ounce of silver and Martha at $1,250 US per ounce of gold and $24 US per ounce of silver.
3.	Palmarejo Mineral Reserves are the addition of Palmarejo and Guadalupe (Proven and Probable).
4.	Rounding of tons as required by reporting guidelines may result in apparent differences between tons, grade and contained metal content.
5.	For details on the estimation of mineral resources and reserves for each property, please refer to the Technical Report on file at www.sedar.com.

Table 36: Mineral Resources (Exclusive of Reserves) at Year End 2011

		SHORT TONS	GRADE (Oz/Ton)		OUNCES
YEAR END 2011	LOCATION		SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	131,085,400	0.46	0.004	60,586,200	500,500
Martha	Argentina	—	—	—	—	—
San Bartolome	Bolivia	—	—	—	—	—
Kensington	Alaska, USA	495,200	—	0.234	—	115,910
Endeavor	Australia	10,923,900	2.67	—	29,148,830	—
Palmarejo	Mexico	1,792,900	4.24	0.052	7,593,880	93,250
Joaquin	Argentina	—	—	—	—	—

Total		144,297,400			97,328,910	709,660

INDICATED RESOURCES
Rochester	Nevada, USA	120,387,000	0.43	0.003	51,762,400	366,300
Martha	Argentina	35,100	12.15	0.013	426,450	440
San Bartolome	Bolivia	21,263,600	2.59	—	54,968,370	—
Kensington	Alaska, USA	2,544,200	—	0.185	—	471,410
Endeavor	Australia	123,500	0.01	—	1,830	—
Palmarejo	Mexico	3,268,700	2.88	0.034	9,398,900	111,270
Joaquin	Argentina	4,049,900	2.48	0.005	10,043,430	18,360

Total		151,672,000			126,601,380	967,780

MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	251,472,400	0.45	0.003	112,348,600	866,800
Martha	Argentina	35,100	12.15	0.013	426,450	440
San Bartolome	Bolivia	21,263,600	2.59	—	54,968,370	—
Kensington	Alaska, USA	3,039,400	—	0.193	—	587,320
Endeavor	Australia	11,047,400	2.64	—	29,150,660	—
Palmarejo	Mexico	5,061,600	3.36	0.040	16,992,780	204,520
Joaquin	Argentina	4,049,900	2.48	0.005	10,043,430	18,360

Total Measured and Indicated		295,969,400			223,930,290	1,677,440

INFERRED RESOURCES
Rochester	Nevada, USA	40,542,600	0.58	0.003	23,618,600	122,400
Martha	Argentina	259,400	4.32	0.005	1,121,270	1,210
San Bartolome	Bolivia	3,384,800	1.07	—	3,617,040	—
Kensington	Alaska, USA	730,700	—	0.232	—	169,680
Endeavor	Australia	3,527,400	1.09	—	3,835,584	—
Palmarejo	Mexico	11,653,000	2.40	0.052	27,928,190	611,650
Joaquin	Argentina	7,755,300	3.15	0.003	24,455,520	21,420

Total		67,853,200			84,576,204	926,360

1.	Effective December 31, 2011 except Endeavor effective June 31, 2011, Joaquin effective May 26, 2011.

34

2.	Metal prices used for mineral resources were $30.00 US per ounce of silver and $1,500 US per ounce of gold except Endeavor at $2,200 per metric ton of lead, $2,200 per metric ton of zinc and $25 per ounce of silver, Martha at $1,250 US per ounce of gold and $24 US per ounce of silver, and Joaquin at $20 US per ounce of silver and $1,300 US per ounce of gold.
3.	Palmarejo Mineral Resources are the addition of Palmarejo, Guadalupe and La Patria (Measured, Indicated and Inferred).
4.	Coeur is the operator of the Joaquin Project and holds a 51% project interest as of November, 2011.
5.	Mineral Resources are in addition to mineral reserves and have not demonstrated economic viability.
6.	Rounding of tons as required by reporting guidelines may result in apparent differences between tons, grade and contained metal content.
7.	For details on the estimation is mineral resources and reserves for each property, please refer to the Technical Report on file at www.sedar.com.